Exhibit 23.4

BINGHAM McCUTCHEN

Tamar E. Finn
Direct Phone:	(202) 373-6117
Direct Fax:	(202) 295-8478
tamar.finn@bingham.com

March 22, 2007

We hereby consent to the use of our name and reference to our firm under the caption “Experts” in the Registration Statement on Form S-1 of McLeodUSA Incorporated and in the prospectus included therein, for the purposes stated under the caption.

Sincerely,

/s/ Tamar E. Finn

Tamar E. Finn

Bingham McCutchen LLP

2020 K Street NW

Washington, DC

20006-1806

202.373.6000

202.373.6001 fax

bingham.com

Boston

Hartford

London

Los Angeles

New York

Orange County

San Francisco

Silicon Valley

Tokyo

Walnut Creek

Washington